Exhibit (s)

CREDIT SUISSE CORPORATE CREDIT SOLUTIONS, LLC

(A business development company)

POWER OF ATTORNEY

Each of the undersigned hereby authorizes Rocco DelGuercio, Karen Regan and Bruce Rosenberg, each with full power to act without the other, as attorney-in-fact to sign on his behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto:

(A)

any registration statement of the above-named business development company (the “Fund”), be it an initial registration statement or an amendment to an existing registration statement (including any pre-effective or post-effective amendments), that is required or permitted to be filed with the Securities and Exchange Commission;

(B)	any other notice, report, authorization, request, or registration of the Fund that is required or permitted to be filed with the Securities and Exchange Commission; and

(C)	any notice, authorization, request, or registration of the Fund that is required or permitted to be filed with any state securities commission or other state regulatory body.

This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the President or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By:	/s/ Enrique Arzac	August 27, 2014
Name:	Enrique Arzac	Date
Title:	Director

By:	/s/ John Popp	August 28, 2014
Name:	John Popp	Date
Title:	Director

By:	/s/ Steven Rappaport	August 29, 2014
Name:	Steven Rappaport	Date
Title:	Director